Exhibit 10.10

TERMINATION OF EMPLOYMENT AGREEMENT,

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

The following documents the Termination of Employment Agreement and Confidential Settlement Agreement and Release of All Claims (“Agreement”) by and between Michael D. Fallin (“Executive”), and BancTec, Inc. (“BancTec”) (together, the “Contracting Parties”) regarding any and all past and present claims and their future effects that have arisen or could arise out of the Executive’s employment relationship with BancTec or his separation therefrom.  This Agreement is binding upon and extends to the Parties hereto and their: individual officers; directors; shareholders; stockholders; employees; parents; subsidiaries; affiliates; corporations; companies; divisions; partners; representatives; heirs; executors; assigns; administrators; successors; predecessors; d/b/a’s and assumed names; and insurers -- whether specifically mentioned hereafter or not.  This Agreement will become effective upon the date specified in subsection 14.d. below (the “Effective Date”).

RECITALS

WHEREAS, Executive and BancTec entered into that certain Employment Agreement dated May 27, 2007, as amended (the “Employment Agreement”); and

WHEREAS, BancTec wishes to terminate the Employment Agreement and the parties agree that such termination is without cause as defined in the Employment Agreement and that the Employment Agreement controls the Contracting Parties’ rights and obligations regarding the termination;

WHEREAS, Executive and BancTec desire to settle fully and finally all differences between them, including, but in no way limited to, those differences raised or that could have been raised in connection with the Executive’s employment with BancTec and the Employment Agreement, which settlement constitutes the good faith settlement of any potential claims in any manner arising from or connected with Executive’s employment relationship with BancTec and/or the termination of his employment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the sufficiency of which is hereby acknowledged, the Contracting Parties do hereby agree as follows:

1.                                      Settlement Amount.

a.               BancTec and Executive mutually agree that February 11, 2011 (the “Separation Date”) shall be the Executive’s last day of employment with BancTec; as of the Separation Date the Executive shall be considered to have resigned for Good Reason from all offices and positions held by Executive in BancTec and its subsidiaries upon terms and conditions set forth in this Agreement.

b.              Until and including the Separation Date, Executive shall continue to serve BancTec in Executive’s current capacity and, except as modified hereby, Executive and BancTec will remain subject to the terms and conditions of Executive’s Employment Agreement until the Separation Date.

c.               In connection with Executive’s resignation for Good Reason, BancTec agrees to the following:

i.      BancTec will pay to Executive one (1) year’s base salary (which the parties agree is $325,000) and Executive’s target bonus (which the parties agree is an additional $325,000) said payments to be paid in accordance with BancTec’s customary payroll practice starting on the Effective Date, provided, however, that Executive’s target bonus amount shall be paid on or about the earlier of (A) when bonuses under the then-current 2011 Bonus Plan are generally paid to the executive staff, or (B) June 30, 2012;

ii.   Executive shall have the right to participate at BancTec’s expense, for a period of 18 months after the Separation Date, in BancTec’s Employee Benefits (other than vacation rights) for which the Executive is eligible; provided however, that this right shall terminate upon Executive’s employment by a company offering welfare benefits, whether or not the Executive elects to receive such benefits; and

iii. Executive is also entitled to certain accrued rights as follows:

A.           Any accrued but unpaid salary for any period of time worked prior to (and including) the Separation Date and other amounts to which the Executive otherwise is entitled hereunder prior to the date of the Executive’s termination of employment;

B.             Any bonus compensation earned but not paid that relates to any calendar year ended prior to the date of termination of employment, in accordance with the terms of the Bonus Plan, which, if any, will be paid on or about the same date as other payments under such prior year Bonus Plan are made;

C.             Accrued and unused vacation pay, equivalent to $4,806.25;

D.            Reimbursement for any unreimbursed business expenses properly incurred by the Executive in accordance with BancTec policy prior to the date of the Executive’s termination;

E.              The Employee Benefits as to which to the Executive (or his dependents or beneficiaries, as applicable) are entitled under the employee benefit plans of BancTec or its affiliates pursuant to the terms of such plans, for the timeframe specified in 1.c.(ii) above, structured as follows:

1)              Medical, dental and vision coverage under COBRA, the premiums for which will be paid directly by BancTec; and

2)              Basic, supplemental and spousal CIGNA life insurance, Provident long term disability insurance, and Aflac Specified Health and Cancer Policies, which each must be ported or, if porting is unavailable, converted by the Executive to personal policies as of the Separation Date.  BancTec will pay to the Executive a lump sum of $6103.85 on or about the Separation Date and on or about every third month thereafter, which Executive acknowledges and agrees is reimbursement in full by BancTec of the estimated premiums for such benefits that are converted to personal accounts and not provided under COBRA.

F.              Vesting of equity incentive awards as follows:

1)              All equity incentive awards granted to Executive under BancTec’s Second Amended and Restated 2007 Equity Incentive Plan, Amended and Restated 2008 Equity Incentive Plan and 2009

Equity Incentive Plan, whether vested or unvested as of the Separation Date, will immediately vest on the Separation Date.

2)              Option awards (if any) will become immediately exercisable and shall be exercisable until the earlier to occur of (1) the end of the award term as set forth in the applicable award agreement(s) or (2) ninety (90) days after the Separation Date, after which all such option awards shall expire and be of no further force or effect.  However, notwithstanding any other provision of this Agreement, the vesting and exercisability provided for in this Subsection 1.c.iii.F.2) shall be subject to all provisions relating to post-employment exercises set forth in the relevant equity plan and related award agreements.

2.                                      GENERAL RELEASE AND COVENANT NOT TO SUE.

a.               IN RETURN FOR THE CONSIDERATION REFERENCED IN THIS AGREEMENT, THE EXECUTIVE, ON BEHALF OF HIMSELF, HIS SPOUSE, ATTORNEYS, HEIRS, EXECUTORS, ADMINISTRATORS AND ASSIGNS (TOGETHER THE “EXECUTIVE PARTIES”), HEREBY GENERALLY RELEASES AND FOREVER DISCHARGES BANCTEC AND ITS RESPECTIVE PREDECESSORS, SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES AND AFFILIATES AND ITS RESPECTIVE PAST AND PRESENT SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, REPRESENTATIVES, PRINCIPALS, INSURERS, ACCOUNTANTS, AND ATTORNEYS (TOGETHER THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, SUITS, DAMAGES, LOSSES, EXPENSES, ATTORNEYS’ FEES, OBLIGATIONS OR CAUSES OF ACTION, KNOWN OR UNKNOWN OF ANY KIND AND EVERY NATURE WHATSOEVER, AND WHETHER OR NOT ACCRUED OR MATURED, WHICH ANY OF THEM MAY HAVE, ARISING OUT OF OR RELATING TO ANY TRANSACTION, DEALING, RELATIONSHIP, CONDUCT, ACT OR OMISSION, OR ANY OTHER MATTERS OR THINGS OCCURRING OR EXISTING AT ANY TIME PRIOR TO AND INCLUDING THE SEPARATION DATE (INCLUDING, BUT NOT LIMITED TO, ANY CLAIM AGAINST THE RELEASED PARTIES BASED

ON, RELATING TO OR ARISING UNDER WRONGFUL DISCHARGE, BREACH OF CONTRACT (WHETHER ORAL OR WRITTEN), TORT, FRAUD, FRAUDULENT INDUCEMENT, DEFAMATION, SLANDER, UNJUST ENRICHMENT, COMPENSATION, EQUITY INTEREST, NEGLIGENCE, PROMISSORY ESTOPPEL, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, ANY OTHER CIVIL OR HUMAN RIGHTS LAW, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, AMERICANS WITH DISABILITIES ACT, EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, THE EQUAL PAY ACT, AS AMENDED, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAMILY AND MEDICAL LEAVE ACT, AS AMENDED, THE FAIR LABOR STANDARDS ACT, AS AMENDED, THE SARBANES-OXLEY ACT, OR ANY OTHER FEDERAL, STATE OR LOCAL LAW RELATING TO EMPLOYMENT OR DISCRIMINATION IN EMPLOYMENT, INCLUDING THE TEXAS COMMISSION ON HUMAN RIGHTS ACT) IN ALL CASES ARISING OUT OF OR RELATING TO THE EXECUTIVE’S EMPLOYMENT BY BANCTEC OR INVESTMENT IN BANCTEC OR HIS SERVICES AS AN OFFICER OR EMPLOYEE OF BANCTEC OR ITS SUBSIDIARIES, OR OTHERWISE RELATING TO THE TERMINATION OF SUCH EMPLOYMENT OR SERVICES; PROVIDED, HOWEVER, THAT SUCH GENERAL RELEASE WILL NOT LIMIT OR RELEASE (i) ANY OF THE RELEASED PARTIES FROM ANY OF THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT, (ii) ANY OF THE RELEASED PARTIES’ RESPECTIVE OBLIGATIONS TO INDEMNIFY THE EXECUTIVE FROM BANCTEC IN RESPECT OF HIS SERVICES AS AN EMPLOYEE, OFFICER OR DIRECTOR OF BANCTEC OR ANY OF ITS SUBSIDIARIES AS PROVIDED BY LAW OR THE CERTIFICATES OF INCORPORATION OR BY-LAWS (OR LIKE CONSTITUTIVE DOCUMENTS) OF BANCTEC OR ANY SUBSIDIARY THEREOF, (iii) ANY OF THE RELEASED PARTIES’ RESPECTIVE OBLIGATIONS UNDER ANY STOCK OPTION AND RESTRICTED STOCK GRANT AGREEMENTS THAT MAY BE IN EFFECT WITH RESPECT TO STOCK OPTION, RESTRICTED STOCK OR SIMILAR AWARDS

THAT HAVE BEEN GRANTED TO EXECUTIVE PRIOR TO THE SEPARATION DATE, (iv) CLAIMS OR RIGHTS THE EXECUTIVE MIGHT HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (AND ANY AMENDMENTS THERETO) THAT ARISE AFTER THE DATE THE EXECUTIVE SIGNS THE RELEASE OR (v) CLAIMS ARISING SOLELY AFTER THE SEPARATION DATE.

b.              THE EXECUTIVE, ON BEHALF OF HIMSELF AND THE EXECUTIVE PARTIES, HEREBY COVENANT FOREVER NOT TO ASSERT, FILE, PROSECUTE, MAINTAIN, COMMENCE, INSTITUTE (OR SPONSOR OR FACILITATE ANY PERSON IN CONNECTION WITH THE FOREGOING), ANY COMPLAINT OR LAWSUIT OR ANY LEGAL, EQUITABLE OR ADMINISTRATIVE PROCEEDING OF ANY NATURE, AGAINST ANY OF THE RELEASED PARTIES IN CONNECTION WITH ANY MATTER RELEASED IN THIS RELEASE, AND REPRESENT AND WARRANT THAT NO OTHER PERSON OR ENTITY HAS INITIATED OR, TO THE EXTENT WITHIN HIS CONTROL, WILL INITIATE ANY SUCH PROCEEDING ON HIS BEHALF.  EVEN IF A COURT RULES THAT EXECUTIVE, OR ANOTHER PARTY ON HIS BEHALF, MAY FILE A LAWSUIT AGAINST BANCTEC OR ANY OF THE RELEASED PARTIES ARISING FROM EXECUTIVE’S EMPLOYMENT AT BANCTEC OR ANY OF THE RELEASED PARTIES, OR THE SEPARATION THEREOF, OR BASED ON ANY OTHER SET OF FACTS OR EVENTS OCCURRING PRIOR TO THE EFFECTIVE DATE, EXECUTIVE AGREES NOT TO ACCEPT ANY MONEY DAMAGES OR ANY OTHER RELIEF IN CONNECTION WITH ANY SUCH LAWSUIT.  EXECUTIVE UNDERSTANDS THAT THIS RELEASE EFFECTIVELY RELEASES AND WAIVES ANY RIGHT HE MIGHT HAVE TO SUE BANCTEC OR ANY OF THE RELEASED PARTIES FOR ANY CLAIM ARISING OUT OF OR RELATED TO HIS EMPLOYMENT AT BANCTEC OR ANY OF THE RELEASED PARTIES, THE SEPARATION OF HIS EMPLOYMENT, ANY AGREEMENTS BETWEEN BANCTEC OR THE RELEASED PARTIES AND EXECUTIVE (INCLUDING, BUT NOT LIMITED TO, THE EMPLOYMENT AGREEMENT BETWEEN THE EXECUTIVE AND BANCTEC DATED MAY 27, 2007), AS AMENDED, OR BASED

ON ANY OTHER SET OF FACTS OR EVENTS OCCURRING PRIOR TO THE EFFECTIVE DATE. PROVIDED HOWEVER THAT THE COVENANTS NOT TO SUE CONTAINED HEREIN DO NOT APPLY TO THE SAME FOUR EXCEPTIONS SET FORTH IMMEDIATELY ABOVE IN SECTION 2(a) (i), (ii), (iii) AND (iv).

c.               EXECUTIVE REPRESENTS THAT EXECUTIVE KNOWS OF NO CLAIM THAT EXECUTIVE HAS THAT HAS NOT BEEN RELEASED BY THIS SECTION 2.

3.                                      Survival of Employment Agreement Provisions.  The provisions of Sections V, VIII, IX and X of the Employment Agreement are incorporated herein by reference, shall survive after the Effective Date and expiration of the Employment Agreement and shall continue in full force and effect as though expressly set forth in this Agreement.  Executive and BancTec each hereby ratify Sections V, VIII, IX and X of the Employment Agreement.  Notwithstanding the foregoing, if BancTec involuntarily terminates an officer or employee, then the Executive shall not be prohibited from soliciting such terminated officer or employee under Section IX of the Employment Agreement.  Executive further acknowledges and agrees that (a) Executive has received Protected Information (defined in the Employment Agreement); (b) that BancTec is relying on Executive’s continuing agreement to comply with Sections VIII, IX and X of the Employment Agreement in entering into this Agreement; and (c) Executive is receiving consideration for his agreement to continue to comply with Sections VIII, IX and X of the Employment Agreement.  In addition, Executive and BancTec agree to keep completely confidential the amount and terms of this Agreement and the circumstances giving rise to this Agreement, and will not disclose, directly or indirectly, any such information to any person or entity (unless the terms hereof have been made public by BancTec) with the exception that the Contracting Parties may disclose information regarding this Agreement to their attorneys, spouses, and to a professional tax advisor or tax return preparer for the limited purpose of obtaining advice regarding or preparing such tax return or returns as may be necessary and BancTec may advise its corporate officers and HR management personnel.  In the event that the Contracting Parties make such limited disclosure to such persons as authorized by this Agreement, the Contracting Party making such disclosure shall affirmatively instruct such persons to abide strictly by the conditions of confidentiality imposed hereunder.

4.                                      Reimbursement of Legal Expenses.  The BancTec shall reimburse Executive for up to $5,000 of Executive’s costs, expert fees, attorneys’ fees, expenses, and other fees incurred in connection with this Agreement.  Otherwise, the Contracting Parties shall each bear their own costs, expert fees, attorneys’ fees, expenses, and other fees incurred in connection with this Agreement.  Executive acknowledges that BancTec’s payment of the legal expenses provided for in this Section 4 is consideration that Executive is not already entitled to and is partial consideration for his signing the Agreement.

5.                                      Tax Consequences of Settlement Payment and Survival of Section III(D).  Subject to Section V of the Employment Agreement, which provision shall control in the event of conflict, Executive acknowledges that he is and shall be solely responsible for all federal, state and local taxes that he may owe by virtue of receipt of any portion of the monetary payment provided under this Agreement.  Subject to the provisions of Section V of the Employment Agreement, Executive agrees to indemnify and hold BancTec harmless from any and all liability, including, without limitations, all penalties, interest and other costs that may be imposed by the Internal Revenue Service or other governmental agencies regarding any of his tax obligations that may arise from the monetary consideration made to BancTec under this Agreement.  The provisions of Section III(D) of the Employment Agreement are incorporated herein by reference, shall survive after the Effective Date and shall continue in full force and effect as though expressly set forth in this Agreement.

6.                                      Return of Property.  Except documentation related to this and Executive’s other individual agreements with BancTec, Executive’s mobile phone and Executive’s laptop computer, on, before, or promptly after the Separation Date, Executive will turn over to BancTec all papers, files, notes, memoranda, keys, access cards, customer lists, records, reports, pagers, other tangible and intangible property, computer programs, computer files, data and all other documents and materials, and all copies thereof whether prepared by Executive or others, which contain BancTec information or relate or belong to BancTec of which Executive obtained possession during the course of his employment with BancTec, other than this Agreement, other documentation reflecting Executive’s employment arrangement with BancTec and documentation pertaining to the Executive’s executive benefits.  By executing and delivering this Agreement, Executive represents and warrants to BancTec that Executive will not retain in his possession copies or notes or other extracts, whether in paper or electronic form, of or from any information pertaining or belonging to BancTec or any business or property of BancTec, other than as specified above.  This representation and warranty survives the execution of the Agreement indefinitely.

7.                                      Non-disparagement.  The Executive and BancTec shall not, directly or indirectly, make or cause to be made any disparaging, denigrating, derogatory or other negative, misleading or false statement orally or in writing to any person or entity, including, without limitation, members of the investment community, press, suppliers, customers, competitors, employees, agents, lenders and advisors to BancTec or its subsidiaries or affiliates, about the other or any Released Party or the business strategy or plans, policies, practices or operations of BancTec or its subsidiaries or affiliates.

8.                                      Governing Law.  This Agreement is made and delivered in the State of Texas, and shall in all respects be interpreted, enforced, and governed under the laws of said state.

9.                                      Arbitration and Venue Provisions.

a.               To the extent permitted by law, all claims or disputes arising out of or relating to the construction, meaning or effect of any provision of the Agreement, the Executive’s employment relationship with BancTec, or the termination or cessation of such employment relationship (collectively, “Disputes”), shall be resolved by binding and confidential arbitration in accordance with the procedures set forth in this Section 9, including, but not limited to, any claims:

i.      that Executive may have against or with BancTec, the Released Parties or any of their parent companies, subsidiaries, affiliates, predecessors, successors, and all of their present or former officers, trust managers, directors, managers, representatives, employees, agents, attorneys, employee benefit programs, and the trustees, administrators, fiduciaries and insurers of such programs, as well as all representatives of any of the foregoing entities; or

ii.   that BancTec may have against or with Executive.

b.              All arbitrations shall be administered by a single arbitrator (the “Arbitrator”) admitted to practice law in Texas for ten years or more chosen in accordance with the American Arbitration Association Rules, or any successor thereto.  Any such arbitration proceeding shall take place in Dallas County, Texas.  The arbitration proceeding and all related documents will be confidential, unless disclosure is required by law. The Arbitrator will have the authority to award the same remedies, damages, and costs that a court could award, including but not limited to the right to award injunctive relief in accordance with the other provisions of this Agreement.  Further, the Contracting Parties specifically agree that, in the interest of minimizing expenses and promoting early resolution of claims, the filing of dispositive motions shall be permitted and that prompt resolution of such motions by the Arbitrator shall be encouraged.  The Arbitrator shall issue a written reasoned award explaining the decision within 180 days after initiation of the arbitration pursuant to this Section 9, the reasons for the decision, and any damages awarded.  The Arbitrator’s decision will be final and binding.  The judgment on the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.  This provision can be enforced under the Federal Arbitration Act.  The Arbitrator shall determine the prevailing Party in the arbitration.  Each Contracting Party shall be required to bear their own costs and attorneys’ fees and expenses incurred in arbitration, but BancTec shall pay the American Arbitration Association fees and the Arbitrator’s fees in any arbitration.

c.               As the sole exception to the exclusive and binding nature of the arbitration commitment set forth above, the Contracting Parties agree that BancTec may resort to Texas state courts having equity jurisdiction in and for Dallas County, Texas and the United States District Court for the Northern District of Texas, Dallas Division in order to request temporary, preliminary, and permanent injunctive, specific performance, or other equitable relief, including, without limitation, specific performance, to enforce the terms of Sections 3 and 7 of this Agreement, without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond or giving notice to the maximum extent permitted by law.  However, nothing in this Section 9.c. should be construed to constitute a waiver of any Parties’ rights and obligations to arbitrate regarding all matters other than those specifically addressed in this Section 9.c. or to seek injunctive relief, specific performance, or any other equitable relief from the Arbitrator.

d.              Should a court of competent jurisdiction determine that the scope of the arbitration and related provisions of this Agreement are too broad to be enforced as written, the Contracting Parties intend that the court reform the provision in question to such narrower scope as it determines to be reasonable and enforceable.

10.                               Severability of Provisions.  The Contracting Parties agree that, should any part, term or provision of this Agreement be declared or determined by any agency or court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

11.                               Recommendation.  J. Coley Clark shall be allowed to respond to reference inquiries about Executive..

12.                               Entire Agreement.  This Agreement contains the entire agreement and understanding between Executive and BancTec with respect to any and all disputes or claims that Executive has, or could have had, against BancTec as of the date this Agreement is executed, and supersedes all other agreements between Executive and BancTec with regard to such disputes or claims.  This Agreement shall not be changed unless in writing and signed by Executive and BancTec.

13.                               Full Knowledge and Volition.  Executive acknowledges that no representation, promise or inducement has been made other than as set forth in this Agreement, and that Executive enters into this Agreement without reliance upon any other representation, promise or inducement not set forth herein.  Executive also acknowledges that: (a) he has been advised to consult an attorney prior to signing this Agreement; (b) he has read carefully and had received appropriate time to consider this Agreement and to consult with his attorney concerning its contents and effect; (c) he understands the Agreement and acknowledges that he knowingly and voluntarily waived the rights identified herein; and (e) he has determined that entering into this Agreement is in his best interests.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

15.                               Additional Acknowledgments and Right to Revoke.

a.               Executive hereby represents and warrants that he has not heretofore assigned or transferred or purported to assign or transfer to anyone any claim, demand, action or cause of action based upon or arising out of or pertaining to or concerning to connected with any of the matters or things released herein and will not do so during the term of the Employment Agreement.

b.              Executive acknowledges that (a) he has read and understands each of the provisions of this agreement; (b) he is hereby advised to consult with an attorney prior to executing this Agreement; (c) he has twenty-one days from his receipt of this Agreement to review it and to consider his decision to sign it, although, he may execute and return it to the undersigned prior to that time if he desires; (d) he is entering into this Agreement of his own free will; and (e) this Agreement is not intended to be a waiver of claims arising after the Effective Date of this Agreement.

c.               Executive’s failure to sign and return this Agreement to the undersigned by the close of business the twenty-first day from his receipt of this Agreement will cause this offer to expire.  With the written consent of the undersigned, such period may be extended.

d.              Executive acknowledges that Executive may, for a period of seven days following the execution of this Agreement, revoke acceptance thereof.  This revocation must be in writing and delivered to J. Coley Clark before the close of business on the seventh day.  This Agreement shall not become effective until the day following such seven-day revocation period (the “Effective Date”) provided that Executive has not revoked it during the seven-day revocation period.

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WHEREFORE, Executive and BancTec have caused this Confidential Settlement Agreement and Release of All Claims to be executed on the dates indicated below:

Executive

/s/ Michael D. Fallin
Signature

Date:	February 11, 2011

and

BancTec, Inc.

By:	/s/ J. Coley Clark
J. Coley Clark

Title:	Chairman & Chief Executive Officer

Date:	February 11, 2011